EXHIBIT 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of ZALICO Variable Annuity Separate Account of our report dated April 29, 2020, relating to the statutory financial statements and schedules of Zurich American Life Insurance Company, which appears in this Registration Statement. We also consent to the use in this Registration Statement on Form N-4 of ZALICO Variable Annuity Separate Account of our report dated April 29, 2020, relating to the financial statements of the subaccounts indicated in the table below, which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Alger Balanced	Fidelity VIP Asset Manager
Alger Capital Appreciation	Fidelity VIP Contrafund
Alger Large Cap Growth I-2	Fidelity VIP Equity Income
Alger Mid Cap Growth I-2	Fidelity VIP Growth
Alger Small Cap Growth I-2	Fidelity VIP Index 500
American Century VP Income & Growth	Fidelity VIP Index 500 - SC
American Century VP Value	Franklin Mutual Global Discovery VIP Fund LC 2
BNY Mellon IP, MidCap Stock Portfolio – Initial	Franklin Mutual Shares VIP Fund CL 2
Shares
BNY Mellon IP, MidCap Stock Portfolio – Service	Franklin Rising Dividends VIP Fund CL 2
Shares
BNY Mellon Sustainable U.S. Equity Portfolio,	Franklin Small Cap Value VIP Fund CL 2
Inc. – Initial Shares
BNY Mellon Sustainable U.S. Equity Portfolio,	Franklin Strategic Income VIP Fund LC 2
Inc. – Service Shares
DWS Bond VIP A	Franklin U.S. Government Securities VIP Fund CL 2

DWS Capital Growth VIP A	Invesco V.I. Diversified Dividend Fund Series I
DWS Capital Growth VIP B	Invesco V.I. Global Real Estate Fund Series I
DWS Core Equity VIP A	Invesco V.I. Health Care Fund

DWS Core Equity VIP B	Invesco V.I. Managed Volatility Fund Series I
DWS CROCI® International VIP A	Janus Henderson Balanced Portfolio I-S
DWS CROCI® International VIP B	Janus Henderson Enterprise Portfolio I-S
DWS CROCI® US VIP A	Janus Henderson Forty Portfolio I-S
DWS CROCI® US VIP B	Janus Henderson Global Research Portfolio I-S
DWS Equity 500 Index VIP A	Janus Henderson Mid Cap Value Portfolio S-S
DWS Equity 500 Index VIP B2	Janus Henderson Research Portfolio I-S
DWS Global Equity VIP A	JPMorgan Insurance Trust Core Bond
DWS Global Income Builder VIP A	JPMorgan Insurance Trust Mid Cap Value
DWS Global Small Cap VIP A	JPMorgan Insurance Trust Small Cap Core
DWS Government & Agency Securities VIP A	JPMorgan Insurance Trust US Equity
DWS Government & Agency Securities VIP B	Oppenheimer Capital Appreciation
DWS Government Money Market VIP A	Oppenheimer Discovery Mid Cap Growth Fund S-S
DWS High Income VIP A	Oppenheimer Global Fund S-S
DWS High Income VIP B	Oppenheimer Global Strategic Income VA
DWS International Growth VIP A	Oppenheimer Main Street
DWS International Growth VIP B	Oppenheimer Main Street Small Cap Fund S- S
DWS Multisector Income VIP A	PIMCO Low Duration ADM
DWS Small Mid Cap Growth VIP A	PIMCO PVIT International Bond (U.S. Dollar -
Hedged)
DWS Small Mid Cap Value VIP A	Templeton Developing Markets VIP Fund CL 2
DWS Small Mid Cap Value VIP B	Voya Global Equity Portfolio
VY JPMorgan Emerging Markets Equity Portfolio
Class I
/s/ PricewaterhouseCoopers LLP
Chicago Illinois
April 29, 2020